Exhibit 99
Investors & Analysts:
John D. Emerick, Jr.
Marcy K. Oelhafen
Fair Isaac Corporation
(800) 213-5542
investorrelations@fairisaac.com
Fair Isaac Announces Preliminary First Quarter 2008 Results and
Revised Second Quarter and Full Year Fiscal 2008 Guidance
MINNEAPOLIS—January 14, 2008— Fair Isaac Corporation (NYSE:FIC), the leading provider of analytics and decision management technology today announced the preliminary financial results for its first fiscal quarter ended December 31, 2007 and revised guidance for the second fiscal quarter ending March 31, 2008 and full fiscal year 2008, both of which are lower than the company’s previously announced guidance. First quarter results are preliminary, subject to the company’s management and independent auditor completing their customary quarterly closing and review procedures.
Preliminary First Quarter Fiscal 2008 Results
The company expects to report first quarter revenues in the range of $198 to $200 million in the first quarter of fiscal 2008 versus $208.2 million reported in the prior year period. This is lower than the first quarter revenue guidance of $205 million provided by the company last quarter. Net income for the first quarter of fiscal 2008 is expected to total in the range of $19 to $21 million, or $0.37 to $0.39 per diluted share, versus $31.2 million, or $0.52 per diluted share, reported in the prior year period. This is lower than the first quarter GAAP earnings per diluted share guidance of $0.45 provided last quarter.
Revised Second Quarter and Full Year Fiscal 2008 Guidance
Total revenues are expected to be $205 million for the second quarter of fiscal 2008 with GAAP earnings of approximately $0.44 per share. Full year fiscal 2008 revenue is now expected to be $825 to $835 million with GAAP earnings per diluted share of $1.80 to $1.90. This full year fiscal 2008 guidance is lower than the guidance of $850 million in revenue and GAAP earnings per diluted share of $2.00 provided earlier by the company.
Company to Host Conference Call today
The company will host a conference call today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time/2:00 p.m. Pacific Time) to discuss these preliminary first quarter results, guidance for the second fiscal quarter ending March 31, 2008 and for the full fiscal year 2008. The call can be accessed live on the Investor Relations’ section of the company’s Web site at www.fairisaac.com, and a replay will be available approximately two hours after the completion of the call through March 14, 2008.
Final First Fiscal Quarter Results Conference Call
The company will host a conference call on Tuesday, January 22, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time/2:00 p.m. Pacific Time) to discuss its final first quarter fiscal 2008 results, outlook for fiscal 2008 and other operational updates. The call can be accessed live on the Investor Relations section of the company’s Web site at www.fairisaac.com, and a replay will be available approximately two hours after the completion of the call through March 22, 2008.
About Fair Isaac Corporation
Fair Isaac Corporation (NYSE:FIC) combines trusted advice, world-class analytics and innovative applications to help businesses make smarter decisions. Fair Isaac’s solutions and technologies for Enterprise Decision Management turn strategy into action and elevate business performance by giving organizations the power to automate more decisions, improve the quality of their decisions, and connect decisions across their business. Clients in 80 countries work with Fair Isaac to increase customer loyalty and profitability, cut fraud losses, manage credit risk, meet regulatory and competitive demands, and rapidly build market share. Fair Isaac also helps millions of individuals manage their credit health through the www.myFICO.com website. Learn more about Fair Isaac at www.fairisaac.com.
Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this press release that relate to Fair Isaac or its business, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company’s Enterprise Decision Management strategy, its ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of acquisitions, including expected synergies, will not be realized and other risks described from time to time in Fair Isaac’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2007. Forward-looking statements should be considered with caution. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Fair Isaac’s results could differ materially from Fair Isaac’s expectations in these statements. Fair Isaac disclaims any intent or obligation to update these forward-looking statements.